UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

iCAD, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9341	02-0377419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100

Nashua, NH 03062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (603) 882-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 30, 2017, iCAD, Inc., a Delaware corporation (the “Company”) closed the transactions contemplated by that certain Asset Purchase Agreement (the “Purchase Agreement”) between the Company and Invivo Corporation, a Delaware corporation and licensee of the Company (the “Buyer”) dated December 16, 2016.

As of Closing, the Company has sold and conveyed to Buyer all right, title and interest to certain intellectual property relating to the VersaVue Software and the DynaCAD product and related assets (the “Assets”). Pursuant to the Purchase Agreement, Buyer and Seller also terminated the License Agreement dated as of July 16, 2012, as amended, by and between the Buyer and Seller, pursuant to which the Buyer was a licensee.

The purchase price for the Assets, pursuant to the Purchase Agreement, was $3,200,000 less a holdback reserve amount of $350,000. The purchase price may be adjusted by holdback payments that may be payable beginning eighteen months following the Closing Date based upon whether any amounts are due and payable to certain Buyer Indemnified Persons (as defined in the Purchase Agreement) in connection with indemnification obligations pursuant to the Purchase Agreement.

As of Closing, the parties also entered into a Cross-License Agreement related to certain software and a Transition Services Agreement.

9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Asset Purchase Agreement dated December 16, 2016 between the Company and Invivo Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K for the event dated December 16, 2016).*

* The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCAD, INC.

Dated: February 3, 2017	/s/ Richard Christopher
Richard Christopher Chief Financial Officer